UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☐

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

TEXAS UNITED BANCSHARES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

TEXAS UNITED BANCSHARES, INC.

202 W. Colorado Street

La Grange, Texas 78945

NOTICE OF 2005 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON THURSDAY, MAY 26, 2005

Shareholders of Texas United Bancshares, Inc.:

The 2005 Annual Meeting of Shareholders (the “Meeting”) of Texas United Bancshares, Inc. (the “Company”) will be held at the KC Hall, located at 190 South Brown, La Grange, Texas, on Thursday, May 26, 2005, beginning at 5:30 p.m. (local time), for the following purposes:

1.	To elect three (3) directors of Class I to serve on the Board of Directors of the Company until the Company’s 2008 annual meeting of shareholders and one (1) director of Class II to serve on the Board of Directors of the Company until the Company’s 2006 annual meeting of shareholders, and each until their successors are duly elected and qualified, or until their earlier resignation or removal;

2.	To ratify the appointment of BKD, LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2005; and

3.	To transact such other business as may properly come before the Meeting or any adjournment thereof.

The close of business on April 15, 2005 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting or at any adjournments thereof. A list of shareholders entitled to vote at the Meeting will be available for inspection by any shareholder at the offices of the Company during ordinary business hours for a period of at least ten days prior to the Meeting.

By order of the Board of Directors,

Ervan E. Zouzalik

Chairman of the Board

April 22, 2005

La Grange, Texas

Your Vote is Important.

You are cordially invited and urged to attend the Meeting. Whether or not you plan to attend the Meeting, please complete, date and sign the enclosed proxy and return it in the enclosed envelope. No additional postage is necessary if the proxy is mailed in the United States. The proxy is revocable in the manner described in the proxy statement at any time before it is voted at the Meeting. If you attend the Meeting, you may vote in person if you wish, even if you have previously returned your proxy card.

TEXAS UNITED BANCSHARES, INC.

202 W. Colorado Street

La Grange, Texas 78945

PROXY STATEMENT

FOR

2005 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON THURSDAY, MAY 26, 2005

SOLICITATION, REVOCABILITY AND VOTING OF PROXIES

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Texas United Bancshares, Inc. (the “Company”) for use at the 2005 Annual Meeting of Shareholders of the Company to be held at the KC Hall, located at 190 South Brown, La Grange, Texas, on Thursday, May 26, 2005, beginning at 5:30 p.m. (local time), and any adjournments thereof (the “Meeting”) for the purposes set forth in this Proxy Statement and the accompanying Notice of 2005 Annual Meeting of Shareholders (“Notice of Meeting”). This Proxy Statement, the Notice of Meeting and the enclosed proxy will first be sent to shareholders on or about April 22, 2005.

Voting of Proxies

Shares of the Company’s common stock, $1.00 par value (“Common Stock”) represented at the Meeting by an executed and unrevoked proxy in the form enclosed will be voted in accordance with the instructions indicated on the proxy. If no instructions are specified on an executed and returned form of proxy, the proxies intend to vote the shares represented thereby in favor of each of the proposals to be presented to and voted upon by the shareholders as set forth herein.

The Board of Directors knows of no other matters to be presented at the Meeting. If any other matter should be presented at the Meeting upon which a vote may be properly taken, shares represented by an executed and unrevoked proxy received by the Board of Directors may be voted with respect thereto in accordance with the judgment of the proxies. The proxy also confers on the proxies the discretionary authority to vote with respect to any matter presented at the Meeting for which advance notice was not received by the Company in accordance with the Company’s Amended and Restated Bylaws.

Revocability of Proxies

Any proxy given by a record shareholder may be revoked by such shareholder at any time before it is voted at the Meeting by: delivering to the Secretary of the Company a written notice of revocation, submitting to the Secretary of the Company a duly executed proxy bearing a later date, or attending the Meeting and voting in person. All written notices of revocation and other communications with respect to revocation or proxies should be sent to: Texas United Bancshares, Inc., 202 W. Colorado Street, La Grange, Texas 78945, Attention: Corporate Secretary. Any shareholder who holds shares in street name with a bank or broker must contact that bank or broker if he or she wishes to revoke his or her proxy.

Solicitation

The cost of this solicitation of proxies is being borne by the Company. Solicitations will be made only by the use of the mail, except that, if deemed desirable, officers and regular employees of the Company may solicit proxies by telephone, telegraph or personal calls, without being paid additional compensation for such services. The Company will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expense in forwarding the proxy materials to beneficial owners of the Company’s Common Stock.

Annual Report

The Company’s Annual Report on Form 10-K, including financial statements, for the fiscal year ended December 31, 2004, as filed with the Securities and Exchange Commission, accompanies but does not constitute part of this proxy statement.

VOTING SHARES AND VOTING RIGHTS

Only holders of record of Common Stock at the close of business on April 15, 2005 (the “Record Date”), are entitled to notice of and to vote at the Meeting and any adjournments or postponements thereof. At that time, there were 7,805,122 shares of Common Stock outstanding, which is the only outstanding class of voting securities of the Company. A majority of the outstanding shares of Common Stock must be represented at the Meeting in person or by proxy in order to constitute a quorum for the transaction of business. Abstentions and shares held of record by a broker or nominee that are voted on any matter are included in determining whether a quorum exists. Each holder of Common Stock shall have one vote for each share of Common Stock registered, on the Record Date, in such holder’s name on the books of the Company.

Directors will be elected by a plurality of the votes cast in person or by proxy. Accordingly, the three Class I nominees and one Class II nominee receiving the highest number of votes cast by the holders of Common Stock will be elected. There will be no cumulative voting in the election of directors. A broker non-vote or a withholding of authority to vote with respect to one or more nominees for director will not have the effect of a vote against such nominee or nominees. A broker non-vote occurs if a broker or other nominee of shares does not have discretionary authority to vote the shares and has not received voting instructions with respect to a particular matter.

The affirmative vote of the holders of a majority of the outstanding shares of Common Stock represented at the Meeting is required to ratify the appointment of the independent registered public accounting firm. Abstentions will have the effect of a vote against such matter. However, broker non-votes will be deemed shares not present to vote on such matter and will not count as votes for or against the proposal and will not be included in calculating the number of votes necessary for approval of such matter.

ELECTION OF DIRECTORS

Election Procedures; Term of Office

The Board of Directors currently consists of nine directors. In accordance with the Company’s Amended and Restated Bylaws, members of the Board of Directors are divided into three classes, Class I, Class II and Class III. The members of each class are elected for a term of office to expire at the third succeeding annual meeting of shareholders following their election. The term of office of the current Class I directors expires at the Meeting. The terms of the Class II and Class III directors expire at the annual meeting of shareholders in 2006 and 2007, respectively.

The Corporate Governance and Nominating Committee has recommended to the Board of Directors, and the Board has approved the nomination of Bruce Frenzel, Hank Novak and Riley C. Peveto to fill the three expiring Class I director positions. Mssrs. Frenzel, Novak and Peveto currently serve as a Class I directors. James D. Selman, Jr., who previously served as a Class I director, retired from the Board of Directors effective as of December 31, 2004. Mr. Novak was appointed by the Board, upon the recommendation of the Corporate Governance and Nominating Committee, as a Class I director effective January 1, 2005 to fill the vacancy created upon Mr. Selman’s retirement. Mr. Peveto was appointed by the Board as a Class I director effective October 1, 2004 in connection with the merger of GNB Bancshares, Inc. (“GNB”) into the Company. The three Class I nominees, if elected at the Meeting, will serve until the annual meeting of shareholders in 2008.

In connection with the merger of GNB into the Company on October 1, 2004, the Board of Directors increased the size of the Board by two positions and appointed Riley C. Peveto as a Class I director and Jimmy Jack Biffle as a Class II director. In accordance with Texas law, a director appointed by the Board as a result of an increase in the number of directors may serve for a term continuing until the next election of directors by shareholders. Accordingly, the Corporate Governance and Nominating Committee has also recommended to the Board, and the Board has approved, the nomination of Jimmy Jack Biffle as a Class II director. If elected at the Meeting, Mr. Biffle will serve until the annual meeting of shareholders in 2006.

The three Class I nominees and one Class II nominee receiving the affirmative vote of the holders of a plurality of the shares of Common Stock represented at the Meeting will be elected. Unless the authority to vote for the election of directors is withheld as to one or more of the nominees, all shares of Common Stock represented by proxy will be voted FOR the election of the nominees. If the authority to vote for the election of directors is withheld as to one or more but not all of the nominees, all shares of Common Stock represented by any such proxy will be voted FOR the election of the nominee or nominees, as the case may be, as to whom such authority is not withheld.

If a nominee becomes unavailable to serve as a director for any reason before the election, the shares represented by proxy will be voted for such other person, if any, as may be designated by the Board of Directors. All of the nominees have consented to being named herein and to serve if elected.

Any director vacancy occurring after the election may be filled only by a majority vote of the remaining directors, even if less than a quorum of the Board of Directors. A director elected to fill a vacancy will be elected for the unexpired portion of the term of his predecessor in office.

Nominees for Election

The following table sets forth the name, age and positions with the Company, State Bank and GNB Financial, n.a. (“GNB Financial”) for each nominee for election as a director of the Company:

Name	Age	Positions with the Company, State Bank and GNB Financial
Jimmy Jack Biffle	66	Class II Director of the Company and Director of GNB Financial

Bruce Frenzel	57	Class I Director of the Company and Director of State Bank

Hank Novak	48	Class I Director of the Company and Director of State Bank

Riley C. Peveto	61	Class I Director and Executive Vice President of the Company and Chairman of the Board of GNB Financial

Jimmy Jack Biffle. Mr. Biffle became a director of the Company on October 1, 2004 in connection with the merger of GNB into the Company. Prior to that, Mr. Biffle served as a director of GNB since its formation in 1989. Mr. Biffle has also served as a director of GNB Financial since 1985. Mr. Biffle has been involved in oil production, farming and ranching and water well drilling for more than the past five years. He is the owner of York Feed Lot, Inc. and has an irrigated corn farming operation in York, Nebraska. Mr. Biffle has served on the Muenster Memorial Hospital Board, Muenster, Texas, Cooke County Electric Co-op and the North Texas Oil and Gas Producers Association. Mr. Biffle received his bachelors degree in agriculture from Texas A&M University in Commerce, Texas, formerly East Texas State University.

Bruce Frenzel. Mr. Frenzel has been a director of State Bank since 1982 and a director of the Company since June 1998. Since 1979, he has been the majority owner and President of BEFCO Engineering, Inc. He is a member of the La Grange Lions Club and The Industrial Foundation. Mr. Frenzel received a Bachelor of Science in Civil Engineering from the University of Houston. Mr. Frenzel is the brother-in-law of Lee D. Mueller, Jr., a director of the Company and State Bank.

Hank Novak. Mr. Novak has been a director of State Bank since 2001 and was appointed a director of the Company in January 2005. From 1979 through 1999, he was associated with and became co-owner of Smith Farms, Inc., a producer, processor and marketer of fresh shell eggs. Since 1999, Mr. Novak has been involved in investments and ranching. Mr. Novak received a Bachelor of Business Administration in accounting from the University of Texas at Austin.

Riley C. Peveto. Mr. Peveto became a director and Executive Vice President of the Company and Chairman of the Board of GNB Financial on October 1, 2004 in connection with the merger of GNB into the Company. Mr. Peveto has served as Chairman and Chief Executive Officer of GNB Financial since 1984 and Chairman and Chief Executive Officer of GNB since its formation in 1989. From 1979 to 1984, he served as Chairman and Chief Executive Officer of Interfirst Branch Bank in Denison, Texas and from 1970 to 1977 he served as Chairman and Chief Executive Officer of First National Bank in Edinburg, Texas. Prior to that, he worked for the Comptroller of the Currency from 1967 to 1969. Mr. Peveto is the Chairman of the Independent Bankers Association of Texas (IBAT), past Chairman of TIB-The Independent BankersBank in Irving, Texas and a Trustee of IBAT Bond Trust. Mr. Peveto received a Bachelor of Business Administration from Stephen F. Austin State University.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE FOR ELECTION TO THE BOARD OF DIRECTORS.

CONTINUING DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information with respect to the Company’s Class II and Class III directors, whose terms of office do not expire at the Meeting, and certain executive officers of the Company, State Bank and GNB Financial:

Name	Age	Positions with the Company, State Bank and GNB Financial
Directors:

Michael Kulhanek	58	Class III Director of the Company; Director of State Bank

Lee D. Mueller, Jr.	68	Class II Director of the Company; Director of State Bank

Michael Steinhauser	51	Class II Director of the Company; Director of State Bank

L. Don Stricklin	46	Class III Director of the Company; Director of State Bank; President and Chief Executive Officer of the Company and State Bank; Director of GNB Financial

Ervan E. Zouzalik	68	Class III Director of the Company; Director of State Bank; Chairman of the Board of the Company and State Bank; Director of GNB Financial

Executive officers who are not also directors:

Thomas N. Adams	48	Executive Vice President and Chief Financial Officer of the Company and State Bank

Melvin Barta	54	Chief Lending Officer of State Bank

Malvin O. Green	55	Regional President of State Bank

Jonathan Kalich	50	Chief Operations Officer of State Bank

Dayna McElreath	42	President of the Mortgage Division of State Bank

Ray Nichols	57	Chief Executive Officer and Vice Chairman of the Board of GNB Financial

Steve Stapp	49	Director of Retail Banking of State Bank

Directors

Michael Kulhanek. Mr. Kulhanek has been the Owner and President of Mico Machine Company since 1979. He has served as a director of State Bank since 1987. From 1972 to 1979, he was a Sales Manager of Schindler Bros. Steel in Sealy, Texas. Mr. Kulhanek received a Bachelor of Arts from Southwest Texas University in 1971. He is a member of Sacred Heart Catholic Church and Noon Lions Club and is a past president of La Grange Chamber of Commerce and La Grange Little League.

Lee D. Mueller, Jr. Mr. Mueller has been a director of the Company since 1998 and a director of State Bank since 1995. He has been the owner of Live Oaks Farms for more than the past five years. Mr. Mueller holds a Bachelor of Arts from Texas Lutheran College, a Master of Divinity from Trinity Seminary in Columbus, Ohio and a Diploma of Law from LaSalle University. Mr. Mueller is the brother-in-law of Bruce Frenzel, a director of the Company and State Bank.

Michael Steinhauser. Mr. Steinhauser has been a director of State Bank since 1991 and a director of the Company since June 1998. He has been practicing law as a solo practitioner in Flatonia, Texas since 1981. Mr. Steinhauser received his Doctor of Jurisprudence from the University of Texas School of Law in 1978.

L. Don Stricklin. Mr. Stricklin joined State Bank and Premier Bancshares, Inc., the Company’s predecessor, in 1996 and has been President and Chief Executive Officer of both entities and their successors by merger since 1996. He has been a director of the Company since 1998 and was a director of Premier Bancshares since 1996. Mr. Stricklin became a director of GNB Financial on October 1, 2004 in connection with the merger of GNB into the Company. Prior to joining State Bank, Mr. Stricklin held numerous management positions in the Bank One community banking division including Senior Vice President of Bank One Mortgage and President/ CEO of Bank One Abilene. Prior to this, he served as a National Bank Examiner with the Office of the Comptroller of the Currency. He received a Bachelor of Business Administration from Southwest Texas State University.

Ervan E. Zouzalik. Mr. Zouzalik has been Chairman of the Board of the Company since June 1998, Chairman of the Board of State Bank since January 2002 and has served as a director of State Bank and its predecessor, Flatonia State Bank, since 1986. Mr. Zouzalik became a director of GNB Financial on October 1, 2004 in connection with the merger of GNB into the Company. Mr. Zouzalik served as Vice Chairman of Flatonia State Bank from 1990 to 2001. Prior to joining Flatonia State Bank, Mr. Zouzalik served for twenty-four years in the U.S. Army, retiring as a Colonel. Mr. Zouzalik is a director and past Chairman of the Independent Bankers Association of Texas (IBAT). He holds a Bachelor of Science in Industrial Education and a Bachelor of Arts in Journalism from Texas A&M University and completed his MBA at the University of Texas in 1969.

Executive Officers of the Company, State Bank and GNB Financial

Thomas N. Adams. Mr. Adams joined State Bank and the Company in 1998 and has been the Executive Vice President and Chief Financial Officer of both entities since that time. From 1992 to 1998, Mr. Adams was a partner at the accounting firm of Fisher, Herbst and Kemble, P.C. in San Antonio, Texas. He completed his post-graduate studies in Accounting and became a Certified Public Accountant in 1985. Mr. Adams holds a Bachelor of Science in Ag Economics from Texas A&M University.

Melvin Barta. Mr. Barta joined State Bank in 1996 and has been the Chief Lending Officer of State Bank since January 2002. From 1996 to 2001, he served in various positions at State Bank including Executive Vice President and Senior Credit Officer. From 1982 to 1996, Mr. Barta held several positions at Victoria Bank & Trust, first as a lending officer, moving to president of the Schulenburg location and then as the manager of the Employee Benefits section of that bank’s Trust Department. He is a Certified Public Accountant and received a Bachelor in Business Administration in Marketing from the University of Texas.

Malvin O. Green. Mr. Green joined Central Texas Bank of Gonzales, State Bank’s predecessor, in 1998, and has been Regional President of State Bank since 2001. From 1998 to 2001, he served as an Executive Vice President and Regional Manager and Chief Lending Officer for six State Bank locations. From 1985 to 1998, Mr. Green worked for Victoria Bank & Trust and its predecessor bank, First National Bank of Gonzales, as a Lending Officer, a Bank President in Hallettsville and as a District Director and Regional Lender for twelve bank locations. He holds a Bachelor of Science in Pre-Law from Sam Houston State University and is a graduate of the Commercial Lending School of Bank of the South at LSU.

Jonathan Kalich. Mr. Kalich has been Chief Operations Officer for the Company since January 2002 and is responsible for Credit Administration, Data Processing, Information Technology, Security, Compliance and Internal Operations. From 1996 to 2001, he served as an Executive Vice President and Director of Operations for State Bank. He started with Flatonia State Bank, State Bank’s predecessor, in July 1977, and in his first twenty-four years with that bank, Mr. Kalich held key positions in operations, lending, compliance and data processing. He holds a Bachelor of Science in Ag Economics from Texas A&M University.

Dayna McElreath. Ms. McElreath joined State Bank in 1996 and has been President of the Mortgage Division of State Bank since January 2002. From 1996 to 2001, she served as an Executive Vice President and head of State Bank’s Mortgage Division. Prior to joining State Bank, Ms. McElreath worked at Bank One as their Mortgage Division Sales Manager from 1991 to 1996. Prior to this, she worked as a Senior Mortgage Loan Officer in Austin for six years. Ms. McElreath received a Bachelor of Journalism from the University of Texas.

Ray Nichols. Mr. Nichols joined GNB in 1969 and has been Chief Executive Officer and Vice Chairman of the Board of GNB Financial since 2003. Prior to serving in such roles, Mr. Nichols’ career focused on the lending aspects of GNB Financial. From 1969 to 1982, Mr. Nichols was involved in all operational areas of GNB.

Steve Stapp. Mr. Stapp joined State Bank in 1997 and has been the Director of Retail Banking of State Bank since January 2002. From 1997 to 2001, he was State Bank’s Executive Vice President and Retail Manager over eleven of its banking centers. From 1992 to 1997, Mr. Stapp was President of The Country Bank in Charlotte, Texas. He is a graduate of the Southwest School of Banking at SMU. Mr. Stapp received a Bachelor of Science degree and a Masters degree in Ag Finance from Texas A&M University.

Each executive officer of the Company, State Bank and GNB Financial is elected by the Board of Directors of the Company and holds office until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal.

CORPORATE GOVERNANCE

Meetings and Committees of the Board of Directors

The Board of Directors of the Company held 12 meetings during 2004. There was no director who attended less than 75% of the aggregate of the (i) total number of meetings of the Board and (ii) total number of meetings held by committees on which he served.

The Company’s Board of Directors has three committees, the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee, each of which is described below.

Audit Committee. The primary purpose of the Audit Committee is to provide independent and objective oversight with respect to the Company’s financial statements and reports and other financial information provided to shareholders and others, the Company’s internal controls, the independent registered public accounting firm’s qualifications and independence, the Company’s compliance with legal and regulatory requirements and the Company’s audit, accounting and financial reporting processes generally. The Audit Committee reports to the Board of Directors concerning such matters, appoints the independent registered public accounting firm for the Company and the Bank, reviews the scope of work of the independent registered public accounting firm and their reports and reviews the activities and actions of the Bank’s internal auditors. The Audit Committee operates pursuant to a written charter. A copy of the Audit Committee charter was attached as Appendix A to the proxy statement for the Company’s 2004 annual meeting of shareholders, which was filed with the Securities and Exchange Commission on April 23, 2004 and is available on the “SEC Filings” page of the Company’s website at www.txui.com. The Audit Committee held six meetings during 2004.

The Audit Committee is comprised of Bruce Frenzel, Michael Kulhanek, Lee D. Mueller, Jr. and Hank Novak, each of whom is an “independent director” of the Company in accordance with the listing standards of the Nasdaq Stock Market. The Board of Directors has determined that the Audit Committee does not have an “audit committee financial expert” (as that term is defined in the rules and regulations of the Securities and Exchange Commission) serving on the Audit Committee. However, the Board has determined that each member of the Audit Committee is able to read and understand fundamental financial statements and has substantial business experience and that at least one of the current members of the Audit Committee has a level of experience and knowledge necessary to meet the requisite “financial sophistication” qualifications under the rules of the Nasdaq Stock Market. Accordingly, the Board believes that the directors who serve on the Audit Committee have the sufficient knowledge and experience necessary to fulfill the duties and the obligations of the Audit Committee.

Compensation Committee. The Compensation Committee is responsible for making recommendations to the Board of Directors with respect to the compensation of the Company’s executive officers and is responsible for the establishment of policies dealing with various compensation and employee benefit matters. The Compensation Committee also administers the Company’s stock incentive plans and makes recommendations to the Board of Directors as to option and award grants to Company, State Bank and GNB Financial employees under such plans. The Compensation Committee operates pursuant to a written charter. A copy of the Compensation Committee charter can be obtained at no charge by making a written request to the Corporate Secretary, Texas United Bancshares, Inc., 202 W. Colorado, La Grange, Texas 78945.

The Compensation Committee currently consists of Bruce Frenzel, Michael Kulhanek, Lee D. Mueller, Jr., Hank Novak and Michael Steinhauser, each of whom is an “independent director” in accordance with the Nasdaq Stock Market listing standards. The Compensation Committee held five meetings during 2004 to review such compensation and employee benefit matters.

Corporate Governance and Nominating Committee. Until 2004, the Board of Directors did not have a Corporate Governance and Nominating Committee, and nominations were made by the full Board. In April 2004, the Board of Directors established a Corporate Governance and Nominating Committee and has subsequently adopted a charter to define and outline the duties and responsibilities of its members. A copy of the Corporate Governance and Nominating Committee charter was attached as Appendix B to the proxy statement for the Company’s 2004 annual meeting of shareholders, which was filed with the Securities and Exchange Commission on April 23, 2004 and is available on the “SEC Filings” page of the Company’s website at www.txui.com. The primary purpose of the Corporate Governance and Nominating Committee is to assist the Board in its oversight responsibilities. The Committee will accomplish this by, among other things:

•	recommending to the Board the slate of director nominees for election at the annual meeting of shareholders;

•	considering, recommending and recruiting candidates to fill any vacancies or new positions on the Board, including candidates that may be recommended by shareholders;

•	establishing criteria for selecting new directors;

•	reviewing the backgrounds and qualifications of possible candidates for director positions;

•	developing and recommending to the Board a set of corporate governance principles and guidelines applicable to the Company; and

•	regularly reviewing issues and developments related to corporate governance and recommending corporate governance standards to the Board.

The Corporate Governance and Nominating Committee is also responsible for considering and making recommendations to the Board concerning the function and needs of the Board, including:

•	overseeing the Company’s director continuing education program;

•	reviewing and recommending to the Board for adoption a Code of Ethics, and assessing the adequacy of the Code on a periodic ongoing basis;

•	annually reviewing and assessing the adequacy of the Corporate Governance and Nominating Committee Charter;

•	reviewing and evaluating the performance of the Corporate Governance and Nominating Committee and the independence of its members;

•	maintaining minutes of meetings and periodically reporting to the Board on significant results of activities; and

•	receiving comments from all directors and reporting annually to the Board with an assessment of the Board’s performance.

The members of the Corporate Governance and Nominating Committee consist of Bruce Frenzel, Michael Kulhanek, Lee D. Mueller, Jr., Hank Novak and Michael Steinhauser, each of whom is an “independent director” in accordance with the Nasdaq Stock Market listing standards.

Director Nominations Process

The Corporate Governance and Nominating Committee will consider nominees to serve as directors of the Company and recommend such persons to the Board of Directors. The Corporate Governance and Nominating Committee will also consider director candidates recommended by shareholders who appear to be qualified to serve on the Company’s Board of Directors and meet the criteria for nominees considered by the committee. The Corporate Governance and Nominating Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors and the Corporate Governance and Nominating Committee does not perceive a need to increase the size of the Board. In order to avoid the unnecessary use of the Corporate Governance and Nominating Committee’s resources, the Corporate Governance and Nominating Committee will consider only those director candidates recommended in accordance with the procedures set forth below.

Criteria for Director Nominees.

The Corporate Governance and Nominating Committee will take into consideration such factors as it deems appropriate when it selects individuals to be nominated for election to the Board of Directors. These factors may include: financial, regulatory and business experience; familiarity with and participation in the local community; integrity, honesty and reputation; dedication to the Company and its shareholders; independence; and any other factors the Corporate Governance and Nominating Committee deems relevant, including age, size of the Board of Directors and regulatory disclosure obligations. The Corporate Governance and Nominating Committee may weigh the foregoing criteria differently in different situations, depending on the composition of the Board of Directors at the time.

Process for Identifying and Evaluating Director Nominees.

Pursuant to the Corporate Governance and Nominating Committee Charter as approved by the Board of Directors, the Corporate Governance and Nominating Committee is responsible for the process relating to director nominations, including identifying, interviewing and selecting individuals who may be nominated for election to the Board of Directors. The process that the Corporate Governance and Nominating Committee intends to follow when it idenitifies and evaluates individuals to be nominated for election to the Board of Directors is set forth below.

Identification. For purposes of identifying nominees for the Board of Directors, the Corporate Governance and Nominating Committee will rely on personal contacts of the members of the Board of Directors as well as their knowledge of State Bank and GNB Financial’s local communities. The Corporate Governance and Nominating Committee will also consider director candidates recommended by shareholders in accordance with the policy and procedures set forth below in the paragraph titled “Procedures to be Followed by Shareholders.” Neither the Corporate Governance and Nominating Committee nor the Board of Directors has previously used an independent search firm in identifying nominees.

Evaluation. In evaluating potential nominees, the Corporate Governance and Nominating Committee will determine whether the candidate is eligible and qualified for service on the Board of Directors by evaluating the candidate under the selection criteria set forth above. In addition, for any new director nominee, the Corporate Governance and Nominating Committee will conduct a check of the individual’s background and interview the candidate.

Procedures to be Followed by Shareholders.

Any shareholder of the Company may nominate one or more persons for election as a director of the Company at an annual meeting of shareholders if the shareholder complies with the prior notice and information provisions in the Company’s Amended and Restated Bylaws. In order for a director nomination to be timely, a shareholder’s notice to the Company must be received at the Company’s offices no later than 90 days prior to the date of the scheduled annual meeting; provided, however, that in the event that less than 100 days notice or prior disclosure of the annual meeting is given by the Company, such notice must be received by the Company within 10 days of the date of notice or disclosure of the annual meeting by the Company.

To submit a recommendation of a director candidate, a shareholder should submit the following information in writing, addressed to the Chairman of the Corporate Governance and Nominating Committee, care of the Corporate Secretary, at the Company’s main office:

1.	The name of the person recommended as a director candidate;

2.	All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended;

3.	The written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;

4.	The name and address, as they appear on the Company’s books, of the shareholder making the recommendation; provided, however, that if the shareholder is not a registered holder of the Company’s Common Stock, the shareholder should submit his or her name and address along with a current written statement from the record holder of the shares that reflects ownership of the Company’s Common Stock; and

5.	A statement disclosing whether such shareholder is acting with or on behalf of any other person and, if applicable, the identity of such person.

Shareholder Communications with Directors

Shareholders or other interested parties can contact any director or committee of the Board of Directors by writing to them in care of the Corporate Secretary, Texas United Bancshares, Inc., 202 W. Colorado, La Grange, Texas 78945. Comments or complaints relating to the Company’s accounting, internal accounting controls or auditing matters will be referred to members of the Audit Committee. Other concerns will generally be referred to the Corporate Governance and Nominating Committee. In addition, the Board of Directors encourages directors to attend the annual meeting of shareholders. All of the Company’s directors attended the Company’s 2004 annual meeting of shareholders held on May 20, 2004.

Code of Ethics

The Company’s Board of Directors has adopted a Code of Ethics that applies to all directors, officers and employees of the Company and State Bank. A copy of the Code of Ethics can be obtained at no charge by making a written request to the Corporate Secretary, Texas United Bancshares, Inc., 202 W. Colorado, La Grange, Texas 78945.

Director Independence

The Company’s Board of Directors is comprised of nine directors. The Board of Directors has determined that the following directors are independent directors under the corporate listing standards of the Nasdaq Stock Market: Jimmy Jack Biffle, Bruce Frenzel, Michael Kulhanek, Lee D. Mueller, Jr., Hank Novak and Michael Steinhauser.

The independent directors of the Company hold executive sessions from time to time at the conclusion of regular meetings of the Board of Directors. In 2004, the independent directors held three executive sessions.

Compensation of Directors

Each member of the Company’s Board of Directors who is not an employee of the Company, State Bank or GNB Financial is paid $7,500 annually for attendance at the Board meetings. The members of the Audit Committee and the Corporate Governance and Nominating Committee receive $250 for attendance at each meeting. The Compensation Committee members receive $150 for attendance at each meeting. The same board fees are paid for meetings attended by teleconference. With the exception of Mr. Biffle, each of the independent directors of the Company has elected to defer all of his board fees under the deferred compensation plan and agreements. See “Deferred Compensation Plan and Agreements” on page 16. Members of the Board who are also officers or employees are not paid separately for their service on the Board or its committees.

All members of the Company’s Board of Directors, except Riley C. Peveto and Jimmy Jack Biffle, are also directors of State Bank. Each member of State Bank’s board of directors who is not an employee of the Company, State Bank or GNB Financial is paid $700 for each board meeting attended and $150 for each State Bank committee meeting attended. Ervan Zouzalik, State Bank’s Chairman of the Board, is paid an additional $325 for each State Bank board meeting attended. L. Don Stricklin, State Bank’s President and Chief Executive Officer, does not receive any fees for attendance at State Bank board of committee meetings.

Jimmy Jack Biffle, Riley C. Peveto, L. Don Stricklin and Ervan E. Zouzalik are members of the Board of Directors of GNB Financial. Each non-employee director of GNB Financial receives a fee of $500 for each GNB Financial board meeting attended.

EXECUTIVE COMPENSATION AND OTHER MATTERS

Summary Compensation Table

The following table provides certain summary information concerning compensation paid or accrued by the Company to or on behalf of the Company’s President and Chief Executive Officer and the other four most highly compensated executive officers of the Company and State Bank (determined as of the end of the last fiscal year) (the “named executive officers”) for each of the three fiscal years ended December 31, 2004:

	Year	Annual Compensation			Long Term Compensation	All Other Compensation(2)
Name and Principal Position		Salary(1)		Bonus	Securities Underlying Options/SAR’s
L. Don Stricklin President and Chief Executive Officer	2004 2003 2002	$260,000 220,000 220,000		$150,000 85,000 85,000	10,000 — —	$6,508 10,800 5,400

Riley C. Peveto (3) Executive Vice President	2004 2003 2002	70,000 — —		— — —	— — —	3,044 — —

Thomas N. Adams Executive Vice President and Chief Financial Officer	2004 2003 2002	121,000 110,000 109,616		49,262 20,000 45,000	— — —	3,304 6,438 2,988

Steve Stapp Director of Retail Banking of State Bank	2004 2003 2002	151,393 135,990 131,182		43,765 37,000 31,000	— — —	4,364 7,829 3,750

Dayna McElreath President of Mortgage Division of State Bank	2004 2003 2002	196,683 260,625 230,862	(4) (4) (4)	— — 10,500	2,000 1,500 —	5,887 10,351 4,802

(1)	None of the named executive officers received Other Annual Compensation in excess of the lesser of $50,000 or 10% of that officer’s combined annual salary and bonus for the years indicated.

(2)	Consists of matching contributions by the Company to the Company’s 401(k) Profit Sharing Plan for the benefit of each respective named executive officer, other than in the case of Mr. Peveto, which consists of matching contributions from GNB Financial to GNB Financial’s 401(k) Profit Sharing Plan for the benefit of Mr. Peveto.

(3)	Mr. Peveto joined the Company on October 1, 2004.

(4)	A significant portion of Ms. McElreath’s salary is based on commissions.

Option Grants in Last Fiscal Year

The following table sets forth certain information concerning stock options granted to the named executive officers during the year ended December 31, 2004:

	Option Grants in Last Fiscal Year				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
	Individual Grants
Name	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in Fiscal Year(1)	Exercise Price Per Share	Expiration Date
					5%	10%
L. Don Stricklin	10,000	65.36%	$17.41	09/28/2014	$109,491	$277,471
Riley C. Peveto	—	—	—	—	—	—
Thomas N. Adams	—	—	—	—	—	—
Steve Stapp	—	—	—	—	—	—
Dayna McElreath	2,000	13.07%	$17.99	11/04/2014	$25,628	$57,343

(1)	Options to purchase 15,300 shares of Common Stock were granted to the Company’s employees during the year ended December 31, 2004.

(2)	These amounts represent certain assumed rates of appreciation based on the actual option term and annual compounding from the date of the grant. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on future performance of the Common Stock and overall stock market conditions. There can be no assurance that the stock appreciation amounts reflected in this table will be achieved.

Stock Option Exercises and Fiscal Year-End Option Values

The following table sets forth certain information concerning stock option exercises during the year ended December 31, 2004, any value realized thereon by the named executive officers and the number and value of unexercised options held by such named executive officers at December 31, 2004:

AGGREGATED OPTION EXERCISES IN YEAR ENDED DECEMBER 31, 2004

AND FISCAL YEAR-END OPTION VALUES

Name	Shares Acquired on Exercise	Value Realized(1)	Number of Securities Underlying Unexercised Options at December 31, 2004		Value of Unexercised In-the-Money Options at December 31, 2004(2)
			Exercisable	Unexercisable	Exercisable	Unexercisable
L. Don Stricklin	10,000	$126,700	62,750	10,000	$953,360	$23,400
Riley C. Peveto	—	—	—	—	—	—
Thomas N. Adams	—	—	29,850	—	414,060	—
Steve Stapp	—	—	35,625	—	513,638	—
Dayna McElreath	—	—	5,000	3,000	40,950	9,640

(1)	The “value realized” represents the difference between the exercise price of the option shares and the market price of the option shares on the date of exercise without considering any taxes which may have been owed.

(2)	The value is based on $19.75 per share, which was the closing price of the Common Stock reported on the Nasdaq Stock Market on December 31, 2004.

Stock Option Plans and Agreements

In July 2004, the Company’s Board of Directors established the Texas United Bancshares, Inc. 2004 Stock Incentive Plan (the “2004 Plan”), which was approved by the Company’s shareholders in September 2004. The 2004 Plan authorizes the issuance of up to 250,000 shares of Common Stock upon the exercise of options granted under the 2004 Plan or upon the grant of restricted stock awards granted under the 2004 Plan. The 2004 Plan provides for the granting of incentive stock options, nonqualified stock options and restricted stock to eligible key employees and directors. As of December 31, 2004, no options had been granted under the 2004 Plan.

In 1998, the Board of Directors adopted the Texas United Bancshares, Inc. 1998 Incentive Stock Option Plan (the “1998 Plan”). Under the 1998 Plan, 337,500 shares of Common Stock are reserved for issuance pursuant to qualified incentive stock options. The 1998 Plan is intended to provide additional incentive to officers and key employees of the Company and State Bank to increase their personal financial interest in the success of the Company, and to encourage them to remain employed with the Company and State Bank. The exercise price and vesting period of each option is set at the time the option is granted and governed by the terms of individual option agreements between the Company and the optionee; provided, however, that in no event will the price be less than the fair market value of the Company’s Common Stock on the date of the grant. Options granted under the 1998 Plan generally must be exercised within ten years following the date of grant or no later than three months after the optionee’s termination of employment with the Company, if earlier. As of December 31, 2004, options to purchase an aggregate of 226,572 shares of the Company’s Common Stock under the 1998 Plan were outstanding and 31 shares were available for future grants.

In addition to the options granted under the 1998 Plan, the Company entered into nonqualified stock option agreements with two executive officers in 1996 and 1997. The options to acquire 50,625 shares of Common Stock granted under these agreements are not made pursuant to a plan. The vesting schedule and purchase price of the options are in accordance with the terms of the respective agreements. The options are fully vested and have ten-year terms. Upon a merger, consolidation, reorganization, dissolution or liquidation of the Company, the options which are not yet exercised prior to completion of the transaction will terminate. No options were granted, exercised, forfeited or expired under any nonqualified option agreement during 2004.

On July 31, 2002, the Company completed its merger with The Bryan-College Station Financial Holding Company. The options to purchase shares of Bryan-College Station common stock which were outstanding at the effective time of the merger were converted into options to purchase 2,836 shares of the Company’s Common Stock at an exercise price of $18.26 per share. The converted options are governed by the original plans under which they were issued. As of December 31, 2004, there were 2,398 options outstanding under these plans.

Stock Appreciation Rights

In 1998, the Board of Directors of the Company adopted the Texas United Bancshares, Inc. Stock Appreciation Rights Plan. Pursuant to the plan, the Company has entered into stock appreciation rights agreements with certain key employees, directors and advisors. Each award agreement grants a recipient rights to the appreciation in the fair market value (as defined in the plan) of a stated number of shares of Common Stock of the Company. The rights become fully vested and are exercisable under the terms of the respective agreements. Although the appreciation of the rights is payable in whole shares of the Company’s Common Stock valued at fair market value on the date of exercise or in cash at the sole discretion of the Company, it is the intention of the Company’s Board of Directors that all stock appreciation rights will be paid in cash.

Generally, the stock appreciation rights terminate on the earliest of ten years from the date of grant or the date the employee terminates employment with the Company. Upon a change in control of the Company (as defined in the plan), all stock appreciation rights previously granted become fully vested and immediately exercisable for Common Stock or cash as described above. The number of rights issued under the plan as of December 31, 2004, 2003 and 2002 were 67,512, 70,012 and 67,162, respectively. Operations are charged or credited for the aggregate appreciation or depreciation of the rights. The Company’s expense for appreciation of the rights was $224,000, $229,000 and $78,000 in 2004, 2003 and 2002, respectively.

Deferred Compensation Plan and Agreements

In December 2004, the Board of Directors approved the Texas United Bancshares, Inc. Nonqualified Deferred Compensation Plan (the “2004 Deferred Compensation Plan”) effective as of December 31, 2004. The 2004 Deferred Compensation Plan is an unfunded, nonqualified deferred compensation plan providing specified officers and all non-employee directors of the Company, State Bank and GNB Financial the opportunity to defer a specified portion of their compensation or director fees, as the case may be, and cash bonuses. The decision as to whether to participate and the amount of compensation or fees and cash bonuses to be deferred is determined by each eligible participant.

Under the terms of the 2004 Deferred Compensation Plan, an eligible employee may elect to defer up to 50% of his or her annual base salary or commissions and up to 100% of his or her cash bonuses in each plan year and a non-employee director may elect to defer up to 100% of his director fees and up to 100% of his cash bonus, if any. In addition to the deferrals made by an eligible participant, the Company may, in its discretion, make an additional contribution to the accounts of such participants. Each participant is fully vested in his or her account.

The Company has also entered into deferred compensation agreements with its directors and one executive officer. Under the agreements with the Company directors, each participant may elect to defer up to 100% of the fees received from attendance at regular scheduled Board meetings. Under the agreement with an executive officer of the Company, the officer may elect to defer up to 20% of his annual base salary. The deferred compensation agreements have been funded with insurance policies. State Bank has entered into similar agreements with its directors and one executive officer, who is also a named executive officer of the Company. Under both of these groups of plans, the Company and State Bank, as the case may be, have agreed to accrue interest on the deferral account balance for each agreement at an annual rate equal to 10%, compounded monthly. Participants become vested in the interest credited to their account at the rate of 10% per plan year, such that at the end of ten years, the participant is 100% vested.

Benefit Plan

The Company has established an employee savings plan pursuant to Section 401(k) of the Internal Revenue Code covering substantially all employees. Under the 401(k) plan, participating employees may contribute a portion of their pretax earnings and allocate the contributions among one or more investment options. The Company matches 100% of each employee’s contributions on a discretionary basis, up to 3% of the employee’s annual compensation. The Company also provides a 3% profit sharing match to all eligible employees. The Company’s expense for matching contributions was $705,000, $453,000 and $216,000 for the years ended December 31, 2004, 2003 and 2002, respectively.

Employment Agreements

In connection with the execution of the Agreement and Plan of Reorganization between the Company and GNB, the Company entered into an employment agreement with Riley C. Peveto. The employment agreement was effective upon completion of the merger on October 1, 2004. The employment agreement is for an initial term of three years and provides that Mr. Peveto will serve as Chairman of the Board of GNB Financial and Executive Vice President of the Company. The employment agreement entitles Mr. Peveto to a base salary of $275,000, plus reimbursement of certain business expenses and participation in certain employee benefit plans. The employment agreement also entitles Mr. Peveto to receive payment of three years base salary upon a change of control of the Company (as defined in the employment agreement) and a payment of three years base salary upon the termination of his employment by the Company without “cause” or termination by Mr. Peveto with “good reason.” In addition, the employment agreement provides a one-year non-competition period following the termination of Mr. Peveto’s employment with the Company. Mr. Peveto has the power to terminate his employment with the Company on 30 days prior written notice.

The Company currently does not have employment agreements or non-competition agreements with any of its other senior officers.

Compensation Committee Interlocks and Insider Participation

During 2004, no executive officer of the Company served as (1) a member of a compensation committee (or other Board committee performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served on the Company’s Compensation Committee, (2) a director of another entity, one of whose executive officers served on the Company’s Compensation Committee or (3) a member of the compensation committee (or other Board committee performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served as a director of the Company. In addition, none of the members of the Compensation Committee (a) was an officer or employee of the Company or any of its subsidiaries in 2004, (b) was formerly an officer or employee of the Company or any of its subsidiaries or (c) had any relationship requiring disclosure under “Interests of Management and Others in Certain Transactions.”

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The following is a report from the Compensation Committee of the Company describing the policies pursuant to which compensation was paid to executive officers of the Company, State Bank and GNB Financial during 2004.

The Compensation Committee of the Board of Directors is responsible for developing and making recommendations to the Board with respect to the Company’s executive compensation policies. Bruce Frenzel, Michael Kulhanek, Lee D. Mueller, Jr., Hank Novak and Michael Steinhauser serve on the Compensation Committee. The Compensation Committee prepares a report which sets forth the components of the Company’s executive officer compensation program and describes the basis on which the 2004 compensation determinations were made by the Compensation Committee with respect to the executive officers of the Company, State Bank and GNB Financial.

Compensation Philosophy

The Company believes that compensation of its executive officers should enhance and reinforce the goals of the Company for profitable growth and continuation of a sound overall condition by providing key employees with additional financial rewards for the attainment of such growth and stable financial and operating conditions. The Compensation Committee believes that these goals are best supported by rewarding individuals for outstanding contributions to the Company’s success and by compensating its executive officers competitively with the compensation of similarly situated executive officers.

Base Salary

The Compensation Committee establishes base salary levels for each executive officer by comparison to competitive salary levels for the similar executive officer job functions at banks and bank holding companies of similar size in the Company’s market areas and the results of a compensation survey conducted by an external consulting firm. This is not the same group used for comparison purposes in the Company’s performance graph. Base salaries approximate the median level of such competitive rates and are adjusted based on factors such as the asset-size and performance of the Company, State Bank and GNB Financial, individual performance, individual potential, cost of living considerations and specific issues particular to the Company as well as the Compensation Committee’s subjective judgment. Executive officer base salaries are considered by the Compensation Committee to be competitive and in the median range of comparative salaries.

Incentive Compensation Plans

State Bank has adopted incentive compensation plans that cover all officers and employees that were employees for the entire plan year and all directors who are not employees of State Bank and have served as a director for one full year as of the end of the plan year. Under the officers and employee plans, the officers and employees are entitled to an amount equal to 50% of earnings in excess of the pre-tax earnings threshold or the plan limits as established by each plan. The pre-tax earnings threshold is established each year by the Board of Directors and is subject to adjustment for extraordinary occurrences. The remaining earnings in excess of the pre-tax earnings threshold are considered to be allocated to the shareholders. Under the director plans, the eligible directors are entitled to an amount equal to 20% of the amount considered to be allocated to shareholders. Total compensation accrued was $715,000, $725,000 and $550,000 for the years ended December 31, 2004, 2003 and 2002, respectively.

Directors of the Company do not receive cash bonuses. Directors of GNB Financial also have not received a cash bonus since the acquisition of GNB.

Stock Option Plans and Agreements

Stock options have been the Company’s primary form of long-term incentive compensation. As of March 31, 2005, there were 287,497 options outstanding under the Company’s stock option plans and agreements, 146,225 of which are held by named executive officers of the Company. During 2004, options to acquire 12,000 shares of Common Stock were granted to two named executive officers of the Company.

The Compensation Committee will continue to monitor the base salary levels and the various incentives of the executive offices to ensure that overall compensation is consistent with the Company’s objectives and competitiveness in the marketplace.

2004 Compensation of the President and Chief Executive Officer

In reviewing the 2004 compensation of L. Don Stricklin, the Company’s President and Chief Executive Officer, the Compensation Committee reviewed all components of his compensation, including base salary, bonus, long-term incentive compensation, accumulated realized and unrealized stock option gains, the dollar value to the executive and cost to the Company of all perquisites and other personal benefits and the actual projected payout obligations under the Company’s salary continuation plan. A tally sheet setting forth all the above components was prepared and reviewed affixing dollar amounts under the various payout scenarios. In addition, the Compensation Committee reviewed his compensation history, executive compensation survey data and comparative performance information.

Upon recommendation by the Compensation Committee, the Board of Directors of the Company set Mr. Stricklin’s salary for 2004 at $260,000, effective January 1, 2004. In addition, in recognition of both Mr. Stricklin’s and the Company’s performance in 2004, the Compensation Committee recommended and the Board of Directors approved a bonus for 2004 of $150,000 based on the Company’s earnings through December 31, 2004. In addition, Mr. Stricklin was granted options to acquire 10,000 shares of Common Stock in 2004. The amount contributed by the Company to the 401(k) plan for the benefit of Mr. Stricklin in fiscal year 2004 was $6,508. The Compensation Committee believes that Mr. Stricklin’s total compensation is reasonable and competitive based on comparative performance information and the overall performance of the Company.

The Compensation Committee

Bruce Frenzel

Michael Kulhanek

Lee D. Mueller, Jr.

Hank Novak

Michael Steinhauser

AUDIT COMMITTEE REPORT

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this Proxy Statement or future filings with the Securities and Exchange Commission, in whole or in part, the following report of the Audit Committee shall not be deemed to be incorporated by reference into any such filing.

In accordance with its written charter adopted by the Company’s Board of Directors, the Company’s Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. The Board of Directors has determined that each Audit Committee member is independent in accordance with the listing standards of the Nasdaq Stock Market and the rules and regulations of the Securities and Exchange Commission.

In discharging its oversight responsibility as to the audit process, the Audit Committee (i) obtained from the independent registered public accounting firm a formal written statement describing all relationships between the independent registered public accounting firm and the Company that might bear on the independent registered public accounting firm’s independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” (ii) discussed with the independent registered public accounting firm any relationships that may impact their objectivity and independence and (iii) satisfied itself as to the independent registered public accounting firm’s independence. The Audit Committee also discussed with management, the internal auditors and the independent registered public accounting firm the quality and adequacy of the Company’s internal controls. The Audit Committee reviewed with both the independent registered public accounting firm and the internal auditors their audit plans, audit scope and identification of audit risks.

The Audit Committee discussed and reviewed with the independent registered public accounting firm all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended. With and without management present, the Audit Committee discussed and reviewed the results of the internal and external audit examinations.

The Audit Committee reviewed the audited financial statements of the Company as of and for the fiscal year ended December 31, 2004, with management and the independent registered public accounting firm. Management has the responsibility for the preparation of the Company’s financial statements and the independent registered public accounting firm has the responsibility for the examination of those statements.

Based on the above-mentioned review and discussions with management and the independent registered public accounting firm, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2004, for filing with the Securities and Exchange Commission.

The Audit Committee

Bruce Frenzel

Michael Kulhanek

Lee D. Mueller, Jr.

Hank Novak

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND SERVICES

On October 12, 2004, Grant Thornton LLP (“Grant”) was dismissed as the independent registered public accounting firm for the Company. The decision to dismiss Grant was approved by the Audit Committee of the Company. The audit reports of Grant on the consolidated financial statements of the Company as of and for the fiscal years ended December 31, 2003 and 2002 did not contain an adverse opinion or disclaimer of opinion, and such audit reports were not qualified or modified as to any uncertainty, audit scope or accounting practice. During the Company’s two most recent fiscal years and subsequent interim periods preceding such dismissal, there were not any disagreements between the Company and Grant on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Grant, would have caused Grant to make a reference to the subject matter of the disagreement in connection with its reports. In addition, during the Company’s two most recent fiscal years and subsequent interim periods preceding such dismissal, no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K, occurred.

The Company engaged BKD, LLP (“BKD”) as the Company’s independent registered public accounting firm effective November 9, 2004. The decision to engage BKD was also approved by the Audit Committee. At no time during the Company’s two most recent fiscal years and any subsequent interim period prior to the engagement of BKD did the Company, or someone on its behalf, consult with BKD regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion which might be rendered on the Company’s financial statements (and neither a written report nor oral advice was provided to the Company that BKD concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue); or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

The following table sets forth the fees billed to the Company by Grant for the fiscal year ending December 31, 2003 and the subsequent interim period preceding Grant’s dismissal:

	January 1, 2004- October 12, 2004	2003
Audit fees	$17,913	$192,273
Audit related fees	—	—
Tax fees	—	—
All other fees (1)	169,744	2,940

(1)	Includes fees for assistance with two registration statements in 2004 and accounting consultations in 2003.

The following table sets forth the fees billed to the Company by BKD for the fiscal year ending December 31, 2004:

November 9, 2004- December 31, 2004
Audit fees	$145,585
Audit related fees	21,040
Tax fees	—
All other fees (1)	8,500

(1) Includes fees for review of filings with the Securities and Exchange Commission.

The Audit Committee will consider, on a case-by-case basis, and approve, if appropriate, all audit and permissible non-audit services to be provided by the Company’s independent registered public accounting firm.

INTERESTS OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Many of the directors and executive officers of the Company, State Bank and GNB Financial and principal shareholders of the Company (i.e., those who own 10% or more of the Common Stock) and their associates, which include corporations, partnerships and other organizations in which they are officers or partners or in which they and their immediate families have at least a 5% interest, are customers of State Bank and GNB Financial. However, the Boards of Directors of the Company, State Bank and GNB Financial have adopted a policy prohibiting State Bank and GNB Financial from making loans to the executive officers and their associates of the Company, State Bank and GNB Financial. During 2004, State Bank and GNB Financial made loans in the ordinary course of business to the directors of the Company, State Bank and GNB Financial and principal shareholders of the Company and their associates, all of which were on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons unaffiliated with the Company and did not involve more than the normal risk of collectibility or present other unfavorable features. Loans to directors of the Company, State Bank and GNB Financial and principal shareholders of the Company and their associates are subject to limitations contained in the Federal Reserve Act, the principal effect of which is to require that extensions of credit by State Bank and GNB Financial to directors of the Company, State Bank and GNB Financial and principal shareholders of the Company and their associates satisfy the foregoing standards. As of December 31, 2004, all of such loans aggregated $3,952,000, which was approximately 7.5% of the Company’s Tier 1 capital at such date. The Company expects State Bank and GNB Financial to have such transactions or transactions on a similar basis with the directors of the Company, State Bank and GNB Financial and principal shareholders of the Company and their associates in the future.

BENEFICIAL OWNERSHIP OF COMMON STOCK BY

MANAGEMENT OF THE COMPANY AND PRINCIPAL SHAREHOLDERS

The following table sets forth certain information regarding the beneficial ownership of the Company’s Common Stock as of April 1, 2005 by (1) directors and named executive officers of the Company, (2) each person who is known by the Company to own beneficially 5% or more of the Common Stock and (3) all directors and named executive officers as a group. Unless otherwise indicated, based on information furnished by such shareholders, management of the Company believes that each person has sole voting and dispositive power over the shares indicated as owned by such person and the address of each shareholder is the same as the address of the Company.

Name of Beneficial Owner	Number of Shares Beneficially Owned		Percentage Beneficially Owned(1)

Principal Shareholder
Wellington Management Company, LLP (2)	760,800		9.75%

Directors and Executive Officers
Thomas N. Adams	31,150	(3)	*
Jimmy Jack Biffle	38,845	(4)	*
Bruce Frenzel	27,105		*
Michael Kulhanek	66,490		*
Dayna McElreath	13,455	(5)	*
Lee D. Mueller, Jr.	248,075		3.18
Hank Novak.	74,250		*
Riley C. Peveto	107,988	(6)	1.38
Steve Stapp	35,625	(7)	*
Michael Steinhauser	19,952		*
L. Don Stricklin	107,750	(8)	1.37
Ervan E. Zouzalik	125,340	(9)	1.60
Directors and named executive officers as a group (12 persons)	896,025		11.24

*	Indicates ownership which does not exceed 1.0%.

(1)	The percentage beneficially owned was calculated based on 7,805,122 shares of Common Stock issued and outstanding as of April 1, 2005. The percentage assumes the exercise by the shareholder or group named in each row of all options for the purchase of Common Stock held by such shareholder or group and exercisable within 60 days.

(2)

The information regarding beneficial ownership is included in reliance on a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2005 by Wellington Management Company, LLP. Wellington Management Company, as an investment advisor, may be deemed to have beneficial ownership of the shares reflected in the table as of December 31, 2004. Wellington Management Company reported that it had shared dispositive power with respect to 760,800 shares and shared voting power with respect to

645,650 of such shares. According to the Schedule 13G, the shares reflected in the table are owned of record by clients of Wellington Management Company. The address of Wellington Management Company is 75 State Street, Boston, Massachusetts 02109.

(3)	Includes 29,850 shares that may be acquired pursuant to the exercise of fully vested stock options.

(4)	Includes 5,549 shares held of record by Mr. Biffle’s spouse.

(5)	Includes 8,000 shares that may be acquired pursuant to the exercise of fully vested stock options.

(6)	Includes 100,000 shares held of record by Hutton-Arlas, L.P., a family limited partnership of which Mr. Peveto is a general partner.

(7)	Consists of 35,625 shares that may be acquired pursuant to the exercise of fully vested stock options.

(8)	Includes 72,750 shares that may be acquired pursuant to the exercise of fully vested stock options.

(9)	Includes 20,340 shares that may be acquired pursuant to the exercise of fully vested stock options.

PERFORMANCE GRAPH

The following Performance Graph compares the cumulative total shareholder return on the Company’s Common Stock for the period beginning at the close of trading on August 1, 2002, when the Common Stock was first listed on the Nasdaq National Market, to December 31, 2004, with the cumulative total return of the Nasdaq Total U.S. Index and the SNL Southwest Bank Index for the same period. Dividend reinvestment has been assumed. The Performance Graph assumes $100 invested on August 1, 2002 in the Company’s Common Stock, the Nasdaq Total U.S. Index and the SNL Southwest Bank Index. The historical stock price performance for the Company’s Common Stock shown on the graph below is not necessarily indicative of future stock performance.

Composite of Cumulative Total Return

Texas United Bancshares, Inc., the Nasdaq Total U.S. Index

and the SNL Southwest Bank Index

	Period Ending
Index	08/01/02	12/31/02	06/30/03	12/31/03	06/30/04	12/31/04
Texas United Bancshares, Inc.	100.00	97.27	115.35	130.06	147.00	162.89
NASDAQ Composite	100.00	104.55	127.35	157.49	161.32	171.90
SNL Southwest Bank Index	100.00	93.35	103.97	126.79	135.42	153.91

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) requires the Company’s directors and executive officers and persons who own more than 10% of the outstanding Common Stock to file reports of ownership and changes in ownership of Common Stock and other equity securities of the Company with the Securities and Exchange Commission (the “SEC”). Such persons are required by SEC regulations to furnish the Company with copies of all Section 16 forms they file.

Based solely on the Company’s review of the copies of such reports furnished to it and representations from certain reporting persons that they have complied with the applicable filing requirements, the Company believes that during the year ended December 31, 2004, all Section 16(a) reporting requirements applicable to the its officers, directors and greater than 10% shareholders were complied with except that (i) Jimmy Jack Biffle did not timely file his initial report of beneficial ownership on Form 3, (ii) Jonathan Kalich did not timely report the ownership of 500 shares of Common Stock on his previously filed Form 3, (iii) Hank Novak did not timely file his Form 3, (iv) Riley C. Peveto did not timely file his Form 3 and a Form 5 to report three gifts of Common Stock and (v) Michael Steinhauser did not timely file a Form 4 to report one purchase transaction. All of these transactions and holdings have been reported to the SEC.

PROPOSAL TO RATIFY APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed BKD, LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2005. BKD has served as the Company’s independent registered public accounting firm since November 9, 2004. Prior to the appointment of BKD, Grant Thornton LLP served as the Company’s independent registered public accounting firm.

At the Meeting, the shareholders will be asked to consider and act upon a proposal to ratify the appointment of BKD. The ratification of such appointment will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote and present in person or represented by proxy at the Meeting. Representatives of BKD will be present at the Meeting, will be given an opportunity to make a statement (if they desire to do so) and will be available to respond to appropriate questions.

Shareholder ratification of the selection of BKD as the Company’s independent registered accounting firm for the 2005 fiscal year is not required by the Company’s Amended and Restated Bylaws, state law or otherwise. However, the Board of Directors is submitting the selection of BKD to the Company’s shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain BKD.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF BKD, LLP.

DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

FOR 2006 ANNUAL MEETING

In order for shareholder proposals submitted pursuant to Rule 14a-8 of the Exchange Act to be presented at the Company’s 2006 Annual Meeting of Shareholders and included in the Company’s proxy statement and form of proxy relating to such meeting, such proposals must be submitted to the Secretary of the Company at the Company’s principal executive offices not later than December 23, 2005. Shareholder proposals should be submitted to the Secretary of the Company at 202 W. Colorado Street, La Grange, Texas 78945.

In addition, the Company’s Amended and Restated Bylaws provide that only such business which is properly brought before a shareholder meeting will be conducted. For business to be properly brought before a meeting to be properly made at a meeting by a shareholder, notice must be received by the Company at the Company’s principal executive office not later than the 60th day nor earlier than the 90th day prior to the first anniversary of the preceding year’s annual meeting, except that in the case the annual meeting is held more than 30 days before or 60 days after the anniversary date, notice by the shareholder must be received by the Company no earlier than the 90th day prior to such annual meeting and no later than the 60th day prior to such annual meeting or the 10th day following the date of public announcement of the meeting date, whichever is later.

For nominations of persons for election to the Board of Directors to be properly made at a meeting by a shareholder, a shareholder’s notice to the Company must be received by the Company at the Company’s principal executive offices no later than 90 days prior to the date of the scheduled annual meeting; provided, however, that in the event that less than 100 days notice or prior disclosures of the meeting is given by the Company, such notice must be received by the Company within 10 days of the date of notice or disclosure of the meeting by the Company. A copy of the Company’s Amended and Restated Bylaws may be obtained upon written request to the Secretary of the Company.

ANNUAL REPORT ON FORM 10-K

The Company will furnish, without charge, a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, as filed with the SEC, to any shareholder upon written request to 202 W. Colorado Street, La Grange, Texas 78945.

OTHER MATTERS

The Board of Directors does not intend to bring any other matter before the Meeting and does not know of any other matters that are to be presented for action at the Meeting. However, if any other matter does properly come before the Meeting or any adjournment thereof, the proxies will be voted in accordance with the discretion of the person or persons voting the proxies.

You are cordially invited to attend the Meeting. Regardless of whether you plan to attend the Meeting, you are urged to complete, date, sign and return the enclosed proxy in the accompanying envelope at your earliest convenience.

By order of the Board of Directors,

Ervan E. Zouzalik

Chairman of the Board

TEXAS UNITED BANCSHARES, INC.

PROXY FOR THE 2005 ANNUAL MEETING OF SHAREHOLDERS

To Be Held On May 26, 2005

This Proxy Is Solicited On Behalf Of The Board Of Directors

The undersigned hereby appoints Thomas N. Adams and Ervan E. Zouzalik, and each of them, his or her attorneys and agents, with full power of substitution, to vote as proxy all shares of common stock of Texas United Bancshares, Inc. (the “Company”) owned of record by the undersigned and otherwise to act on behalf of the undersigned at the 2005 Annual Meeting of Shareholders and any adjournment or postponement thereof in accordance with the directions set forth below. If no contrary instruction is indicated for any proposal, the vote shall be cast in accordance with the recommendation of the Board of Directors. Should any other matters come before the meeting, the Proxy authorizes the vote all of the shares of common stock owned of record by the undersigned as to such other matters in accordance with the recommendation of the Board of Directors.

The Board of Directors recommends a Vote “AUTHORITY GIVEN FOR” on Proposal 1 and “FOR” on Proposal 2.

INSTRUCTIONS

✓	Mark, sign and date your proxy card
✓	Detach your proxy card at the perforations
✓	Return your proxy card in the postage paid envelope provided

Ú DETACH PROXY HERE AND RETURN Ú

TEXAS UNITED BANCSHARES, INC.

2005 Annual Meeting of Shareholders

1. Election of three Class I directors for a three year term and one Class II director for a one year term.

☐ AUTHORITY GIVEN FOR all Nominees (except

☐ WITHHOLD AUTHORITY to vote for all nominees

as indicated to the contrary below). Cross out any nominees

not voted for:

Class I Director Nominees:	Class II Director Nominee:
Bruce Frenzel	Jimmy Jack Biffle
Hank Novak
Riley C. Peveto

2. Ratification of BKD, LLP

as the Company’s independent registered public accounting firm for the year ended December 31, 2005.

☐  FOR        ☐  AGAINST        ☐  ABSTAIN

3. Other Business. Although the Board of Directors knows of no additional business, this proxy authorizes the agents and proxies of the undersigned to act on such other business as may properly come before the meeting, including any adjournments thereof.

SIGN, DATE AND RETURN

I/we hereby ratify and confirm that the proxies named herein are hereby authorized to vote this proxy and that we revoke all prior proxies. I/we acknowledge receipt of the notice of 2005 Annual Meeting and Proxy Statement for this meeting.

Dated:                                                           , 2005

Signature

Signature of Joint Owner, If Applicable

Title, If Applicable

No. of Shares Held:

I will:     ☐ attend -or- ☐ not attend the meeting.

Ú DETACH PROXY HERE AND RETURN Ú